UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant	☒
Filed by a Party other than the Registrant	☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, For Use of the Commission Only (as Permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

GLOBAL NET LEASE, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

PROXY MESSAGE

Hi, this is Jim Nelson, CEO of Global Net Lease.

I’m calling to ask that you take a minute to cast your vote in connection with our annual meeting being held on April 19, 2022.

You should have received proxy information related to the meeting over the past couple of weeks.  That package included instructions on how you can easily vote your shares by mail, over the phone or online.

This year you are being asked to vote on the election of two directors, Lee Elman and Sue Perrotty, to serve until the 2025 annual meeting, and the ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2022.

Your vote matters and will help GNL to hold the required annual meeting as scheduled in a few weeks.

Our board recommends that you vote in favor of both proposals.

If you are ready to vote your shares now or have questions about the proxy, you may press 1 at any time during this message to be connected with a Broadridge proxy specialist.

If you received this as a message on your voice mail you may contact a proxy specialist at 1-800-429-5953 to vote your shares or for assistance with questions about the proxy materials.

I appreciate your investment in GNL and thank you in advance for your participation in this year’s annual meeting.